EPR

EVANCIC PERRAULT ROBERTSON

CERTIFIED GENERAL ACCOUNTANTS

June 21, 2002

PARSONS LAW FIRM

Suite 1710 500 108th Avenue NE

Bellevue, WA 98004

Dear Jim

With reference to the registration on Form S-8 we hereby give consent to reference our audited financial statements of Prime Holdings & Investments in the 10-KSB previously filed.

Please do not hesitate to call me if you have any questions.

Yours truly,

EVANCIC PERRAULT ROBERTSON

/s/ Andrea Agnoloni

Andrea Agnoloni, CGA

Partner

102 - 1975 Lonsdale Avenue, North Vancouver, B.C V7M 2K3

Telephone (604) 987-8101    Fax (604) 987-1794

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